SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 6, 2006
(Date of earliest event reported)
________________________________

SINOFRESH HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)
________________________________

Florida	0-49764	65-1082270
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

516 Paul Morris Drive
Englewood, Florida 34223
(Address of principal executive offices, zip code)

(941) 681-3100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Table of Contents

Item 7.01. Regulation FD Disclosure

Signatures

Item 7.01. Regulation FD Disclosure

As of December 6, 2006, SinoFresh HealthCare, Inc. has outstanding senior secured convertible debentures totaling $1,560,000. These debentures, along with approximately $30,631 in outstanding interest, were due on December 6, 2006 and are collateralized by essentially all of the Company’s assets. The Company will not be able to meet this debt obligation and is currently in negotiations with the debt holders in order to secure an extension of the due date. An extension would allow the Company to continue its efforts to raise capital for on-going operations and debt repayment.

If an extension is not granted, then the debenture holders are entitled to 125% of the outstanding principle, all accrued interest and interest on all such amounts owed at an annual rate of 15% beginning on the due date through the date of payment.

Signatures

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINOFRESH HEALTHCARE, INC.

Date: December 6, 2006	By:	/s/ Scott M. Klein

Chief Financial Officer (Principle Accounting Officer)